EXHIBIT 23.C


                  CONSENT OF QUALIFIED INDEPENDENT UNDERWRITER

Farmland Industries, Inc.:


We consent to the references to our firm under the caption "Qualified Independent Underwriter" in the Prospectus.

                                            JAMES H. GLEN, JR
                                            James H. Glen, Jr.
                                      INTERSTATE/JOHNSON LANE CORPORATION



December 4, 1995